Exhibit 99.1

News Release

Weatherford Announces Second Quarter 2026 Results
•Second quarter revenue of $1,105 million decreased 4% sequentially
•Second quarter operating income of $107 million decreased 13% sequentially
•Second quarter net income of $39 million decreased 64% sequentially; net income margin of 3.5%
•Second quarter adjusted EBITDA* of $223 million, decreased 4% sequentially; adjusted EBITDA margin* of 20.2% decreased 4 basis points sequentially
•Second quarter cash provided by operating activities of $175 million and adjusted free cash flow* of $139 million
•Shareholder return of $36 million for the quarter, which included dividend payments of $20 million and share repurchases of $16 million
•Announced the acquisition of NCS Multistage in a stock-and-cash transaction, expanding Weatherford’s well completions portfolio
•Introduced an updated plan to redomesticate to Delaware, reflecting continued confidence in the initiative’s long-term value creation potential
•Awarded several Managed Pressure Drilling (“MPD”) contracts from Noble Corporation, Constellation Oil Services and Ventura Offshore Holding Ltd.

*Non-GAAP - refer to the section titled Non-GAAP Financial Measures Defined and GAAP to Non-GAAP Financial Measures Reconciled

Houston, July 21, 2026 – Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) announced today its results for the second quarter of 2026.
Revenues for the second quarter of 2026 were $1,105 million, a decrease of 4% sequentially and a decrease of 8% year-over-year. Operating income in the second quarter of 2026 was $107 million, a decrease of 13% sequentially and a decrease of 55% year-over-year. Net income in the second quarter of 2026 was $39 million, with a 3.5% margin, a decrease of 64%, or 585 basis points, sequentially, and a decrease of 71%, or 777 basis points, year-over-year. Adjusted EBITDA* was $223 million, with a 20.2% margin*, a decrease of 4% or 4 basis points, sequentially, and a decrease of 12% or 92 basis points, year-over-year. Basic income per share in the second quarter of 2026 was $0.55, a decrease of 63% sequentially and a decrease of 70% year-over-year. Diluted income per share in the second quarter of 2026 was $0.55, a decrease of 63% sequentially and a decrease of 70% year-over-year.
Second quarter 2026 cash flows provided by operating activities were $175 million, an increase of 29% sequentially and an increase of 37% year-over-year. Adjusted free cash flow* was $139 million, an increase of 64% sequentially and an increase of 76% year-over-year. Capital expenditures were $42 million in the second quarter of 2026, a decrease of 22% sequentially and a decrease of 22% year-over-year.
Girish Saligram, President and Chief Executive Officer, commented, “Despite the significant disruption in the Middle East due to the Iran conflict, our second-quarter results, especially adjusted free cash flow, were strong, demonstrating the reliability and resilience of our operating paradigm. I am proud of the One Weatherford team for coming together to deliver once again.
While the Middle East situation remains volatile and creates activity headwinds in the short term, our longer-term thesis remains intact. A return to the pre-conflict operating levels is expected to be gradual, contingent on continued regional stability, and requires an absence of further geopolitical escalation. Our second half 2026 outlook is appropriately adjusted to reflect these dynamics and while our total year outlook has slightly reduced, the second half represents a significant ramp up in margin contribution versus the first half.
We remain focused on the factors within our control, driving long-term shareholder value through disciplined execution, portfolio strengthening, and structural simplification. The adjusted free cash flow performance and improved outlook on conversion is a consequence of this focus. The acquisition of NCS Multistage strengthens our completions portfolio, expands our technology offering, and gives us at least $15 million of cost synergies upon closing and integration. In parallel, our updated proposal to redomesticate to Delaware reinforces our commitment and our shareholders’ confidence in the multi-faceted benefits of this initiative. When completed, we expect the redomestication and related corporate restructuring to generate $20 to $30 million of annual cash savings, further enhancing our cash flow profile.”

*Non-GAAP - refer to the section titled Non-GAAP Financial Measures Defined and GAAP to Non-GAAP Financial Measures Reconciled

Operational & Commercial Highlights
•Noble Corporation awarded Weatherford multiple MPD contracts and a global aftermarket agreement in Nigeria.
•Constellation Oil Services awarded Weatherford two contracts to provide offshore well intervention operations and MPD in deepwater Brazil.
•Ventura Offshore Holding Ltd. awarded Weatherford a complete MPD solution contract for the SSV Victoria offshore drilling rig in Brazil.
•Valaris awarded Weatherford a two-year contract to provide MPD equipment and services in offshore Brazil.
•Esso Exploration & Production Nigeria Ltd., an ExxonMobil affiliate, awarded Weatherford a deepwater integrated completions contract including integrated upper and lower completions solutions for deepwater wells in offshore Nigeria.
•Petroleum Development Oman awarded Weatherford a three-year contract to provide Integrated Drilling Services covering 247 wells in the Marmul field, supporting both production and injection operations, following the successful completion of the 837-well contract awarded in 2022.
•Chevron awarded Weatherford a five-year framework contract, which establishes the basis for Weatherford to provide Tubular Running Services (“TRS”), casing accessories, remote controlled top drive cement head, Fishing/Milling & Whipstocks services for Chevron’s Gorgon Stage 3 multi-well deepwater development project in Australia.
•Oil & Gas Development Company Limited awarded Weatherford a three-year contract to provide Wireline services in Pakistan.
•PTTEP Thailand awarded Weatherford a 22-month contract to supply downhole deployment valves and services for Sinphuhorm oil and gas field.
•A major operator awarded Weatherford a one-year contract to provide Artificial Lift in Australia.
•Kuwait Oil Company awarded two five-year contracts for the supply of Annular Casing Packer for Triassic-Paleozoic High-Pressure High-Temperature Wells and the supply of Electronic Submersible Pumps feed-through packers for multiple wells.
•Shell awarded Weatherford the non-welded mandrel scope for its offshore Gulf of America operations.

Technology Highlights
•Drilling & Evaluation (“DRE”)
◦In Saudi Arabia, Weatherford completed the first qualification deployment of ArrayProTM with Aramco, validating a fully integrated production logging solution for horizontal wells. The ruggedized system delivered high quality real time data and reliable performance in demanding environments, supporting improved reservoir insight and production optimization.
◦In France, Weatherford supported Lithium de France’s geothermal and lithium exploration at Schwabwiller in Alsace using a PressureProTM MPD Lite configuration with a Rotating Control Device and choke. The system maintained near balanced conditions and effectively managed influx behavior, enabling safe operations within a narrow operating window. This approach improved drilling efficiency and enabled the well to reach target depth, reinforcing Weatherford’s differentiated capability in European geothermal and lithium developments.
•Well Construction and Completions (“WCC”)
◦In Denmark, Weatherford delivered its first MARSTM operation in Europe within a geothermal application for Innargi A/S. Selected over conventional logging for its multipoint array sensing capability, the system provided clear visualization across injection zones. Over a five-day campaign, it delivered detailed real-time insights into reservoir behavior, enabling the identification of previously undetected anomalies and supporting improved reservoir understanding.
◦In the United Arab Emirates (“UAE”), Weatherford was recognized as “Best Liner Hanger Supplier and Services Provider” by a National Oil Company, reflecting strong execution and partnership performance. The Liner Hanger Systems team completed over 100 liner deployments across more than 22,000 operational hours in the previous year, demonstrating consistent delivery that reduces operational variability and supports efficient well construction and schedule reliability.
•Production and Intervention (“PRI”)
◦In the UAE, Weatherford introduced the RotaflexTM 1160 long stroke pumping unit, delivered as a fully integrated solution to address highly challenging unconventional reservoirs. Designed for rigless operations, the system is engineered to maximize recovery and accelerate payback. By optimizing performance across the full production system, it enhances reliability, reduces operational complexity, and supports lower power consumption and emissions.
◦In the Permian Basin, Weatherford deployed its Hi-VOLTM hydraulic jet pump technology for key operators, replacing Electric Submersible Pump systems that had experienced premature failures in corrosive environments. This solution improves reliability, reduces intervention frequency and workover costs, and sustains production rates. Following the initial deployments at the end of 2025, the program expanded to 15 active units by the second quarter of 2026 with strong performance standards.

Shareholder Return
During the second quarter of 2026, Weatherford paid dividends of $20 million and repurchased shares for $16 million, resulting in a total shareholder return of $36 million. In the first half of the year, Weatherford paid dividends of $40 million and repurchased shares for approximately $26 million, resulting in a total shareholder return of $66 million.
On July 16, 2026, our Board declared a cash dividend of $0.275 per share of the Company’s ordinary shares. The dividend is payable on September 3, 2026, to shareholders of record as of August 6, 2026.
Other Events
The previous proposal to redomesticate to Texas received support in excess of 60% of votes cast at the Company’s June 2026 shareholder meetings, but did not receive the requisite 75% support needed to pass. Consequently, the Company introduced an updated plan to redomesticate to Delaware. This revised proposal reinforces Weatherford’s conviction in the value creation potential through simplified corporate structure, effective execution of merger and acquisition transactions, improved financial market access, and increased shareholder value. Subject to approval in 2026, the redomestication and related corporate restructuring is expected to generate annual cash savings of approximately $20 to $30 million beginning in 2027.
Results by Reportable Segment
Drilling and Evaluation (“DRE”)

	Three Months Ended			Variance
($ in Millions)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Seq.		YoY
Revenue	$291	$321	$335	(9)%		(13)%
Segment Adjusted EBITDA	$58	$72	$69	(19)%		(16)%
Segment Adj EBITDA Margin	19.9%	22.4%	20.6%	(250)	bps	(67)	bps

Second quarter 2026 DRE revenue of $291 million decreased by $30 million, or 9% sequentially, primarily from lower MPD and Wireline activity in the Middle East on account of the heightened geopolitical tensions and lower Wireline activity in North America, partly offset by higher MPD activity in Europe/Sub-Sahara Africa/Russia. Year-over-year DRE revenue decreased by $44 million, or 13%, primarily from lower Wireline and Drilling-related Services activity, partly offset by higher MPD activity in Europe/Sub-Sahara Africa/Russia.
Second quarter 2026 DRE segment adjusted EBITDA of $58 million decreased by $14 million, or 19% sequentially, primarily from lower MPD and Wireline activity in the Middle East on account of the heightened geopolitical tensions and lower Wireline activity in North America, partly offset by higher MPD activity and strong fall through in Europe/Sub-Sahara Africa/Russia. Year-over-year DRE segment adjusted EBITDA decreased by $11 million, or 16%, primarily from lower Wireline and Drilling-related Services activity, partly offset by higher MPD activity and fall through in Europe/Sub-Sahara Africa/Russia.

Well Construction and Completions (“WCC”)

	Three Months Ended			Variance
($ in Millions)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Seq.		YoY
Revenue	$433	$443	$456	(2)%		(5)%
Segment Adjusted EBITDA	$107	$110	$118	(3)%		(9)%
Segment Adj EBITDA Margin	24.7%	24.8%	25.9%	(12)	bps	(117)	bps
Second quarter 2026 WCC revenue of $433 million decreased by $10 million, or 2% sequentially, primarily from lower Liner Hanger and Completions activity in the Middle East/North Africa/Asia, partly offset by higher Cementation Products activity in Middle East/North Africa/Asia and higher Completions activity in Europe/Sub-Sahara Africa/Russia. Year-over-year, WCC revenues decreased by $23 million, or 5%, primarily from lower activity in Middle East/North Africa/Asia, partly offset by higher Completions activity in Latin America.
Second quarter 2026 WCC segment adjusted EBITDA of $107 million decreased by $3 million, or 3% sequentially, primarily from lower Liner Hanger and Completions activity in the Middle East/North Africa/Asia and lower fall through in Latin America, partly offset by higher Cementation Products activity in Middle East/North Africa/Asia and higher Completions activity in Europe/Sub-Sahara Africa/Russia. Year-over-year WCC segment adjusted EBITDA decreased by $11 million, or 9% primarily from lower activity in Middle East/North Africa/Asia, partly offset by higher Cementation Products fall through in the region.
Production and Intervention (“PRI”)

	Three Months Ended			Variance
($ in Millions)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Seq.		YoY
Revenue	$316	$296	$327	7%		(3)%
Segment Adjusted EBITDA	$70	$54	$63	30%		11%
Segment Adj EBITDA Margin	22.2%	18.2%	19.3%	391	bps	289	bps
Second quarter 2026 PRI revenue of $316 million increased by $20 million, or 7% sequentially, primarily from higher international Pressure Pumping activity and higher Artificial Lift activity in North America, partly offset by lower Artificial Lift activity in Latin America and Europe/Sub-Sahara Africa/Russia. Year-over-year PRI revenue decreased by $11 million, or 3%, primarily from lower Artificial Lift activity in North America and Latin America, partly offset by higher Pressure Pumping activity.
Second quarter 2026 PRI segment adjusted EBITDA of $70 million increased by $16 million, or 30%, sequentially, primarily from higher international Pressure Pumping activity and fall through, partly offset by lower Artificial Lift activity in Latin America and Europe/Sub-Sahara Africa/Russia. Year-over-year PRI segment adjusted EBITDA increased by $7 million, or 11% primarily from higher Intervention Services & Drilling Tools fall through in North

America and Europe/Sub-Sahara Africa/Russia, partly offset by lower Subsea Intervention activity and fall through in Latin America.

Revenue by Geography

	Three Months Ended			Variance
($ in Millions)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Seq.	YoY
North America	$205	$220	$241	(7)%	(15)%

International	$900	$932	$963	(3)%	(7)%
Latin America	197	223	195	(12)%	1%
Middle East/North Africa/Asia	446	476	524	(6)%	(15)%
Europe/Sub-Sahara Africa/Russia	257	233	244	10%	5%
Total Revenue	$1,105	$1,152	$1,204	(4)%	(8)%
North America
Second quarter 2026 North America revenue of $205 million decreased by $15 million, or 7%, sequentially, primarily from lower Wireline and Completions activity in Canada, partly offset by higher Artificial Lift activity in U.S. land. Year-over-year, North America revenue decreased by $36 million, or 15%, primarily from lower Artificial Lift and Cementation Products activity, partly offset by higher Completions activity in U.S. offshore.
International
Second quarter 2026 international revenue of $900 million decreased by $32 million, or 3% sequentially and decreased by $63 million, or 7% year-over-year.
Second quarter 2026 Latin America revenue of $197 million decreased by $26 million, or 12% sequentially, primarily from lower Drilling-related Services and Integrated Services & Projects activity in Mexico, partly offset by higher Completions activity in the country. Year-over-year, Latin America revenue increased by $2 million, or 1%, primarily from higher Completions activity in the Caribbean and higher MPD in Mexico, partly offset by lower Drilling-related Services activity in Argentina and Mexico.

Second quarter 2026 Middle East/North Africa/Asia revenue of $446 million decreased by $30 million, or 6% sequentially, primarily from lower activity on account of heightened geopolitical tensions partly offset by higher Cementation Products activity in Saudi Arabia. Year-over-year, the Middle East/North Africa/Asia revenue decreased by $78 million, or 15%, primarily from lower activity on account of heightened geopolitical tensions partly offset by higher Drilling Services in Kuwait.
Second quarter 2026 Europe/Sub-Sahara Africa/Russia revenue of $257 million increased by $24 million or 10% sequentially, primarily from higher Pressure Pumping, Completions and MPD activity, partly offset by lower Drilling Services activity in Europe. Year-over-year, Europe/Sub-Sahara Africa/Russia revenue increased by $13 million or 5%, primarily from higher Pressure Pumping and MPD activity, partly offset by lower Drilling Services activity in Europe.

About Weatherford
Weatherford is a global energy services company that helps customers drill smarter, complete wells more effectively, and maximize production across the entire well lifecycle. With a differentiated portfolio of market-leading solutions, integrated technologies, and a broad global customer footprint across six continents, we blend advanced engineering, digital intelligence, and world-class field expertise to reduce risk, improve performance, and maximize the value of customer assets. Together, we elevate every operation, delivering stronger wells, sharper decisions, and better energy for the world. Visit weatherford.com for more information and connect with us on social media.
Conference Call Details
Weatherford will host a conference call on Wednesday, July 22, 2026, to discuss the Company’s results for the second quarter ended June 30, 2026. The conference call will begin at 8:30 a.m. Eastern Time (7:30 a.m. Central Time).
Listeners are encouraged to download the accompanying presentation slides which will be available in the investor relations section of the Company’s website.
Listeners can participate in the conference call via a live webcast at https://www.weatherford.com/investor-relations/investor-news-and-events/events/ or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Participants should log in or dial in approximately 10 minutes prior to the start of the call.
A telephonic replay of the conference call will be available until August 5, 2026, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 855-669-9658 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 2958915. A replay and transcript of the earnings call will also be available in the investor relations section of the Company’s website.
Contacts
For Investors:
Luke Lemoine
Senior Vice President, Corporate Development & Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Senior Director, Communications, Marketing & Sustainability
media@weatherford.com

Forward-Looking Statements
This news release contains projections and forward-looking statements concerning, among other things, the Company’s adjusted EBITDA*, adjusted EBITDA margin*, adjusted free cash flow*, shareholder return program, forecasts or expectations regarding business outlook, prospects for its operations, capital expenditures, expectations regarding future financial results, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only estimates and may differ materially from actual future events or results, based on factors including but not limited to: global political, economic and market conditions, political disturbances, war or other global conflicts, terrorist attacks, public health issues such as pandemics, changes in global trade policies, tariffs and sanctions, weak local economic conditions and international currency fluctuations; general global economic repercussions related to U.S. and global inflationary pressures and potential recessionary concerns; various effects from the Russia Ukraine conflict, conflicts in the Middle East (including the Iran conflict) or instability in Latin America, including, but not limited to, nationalization of assets, extended business interruptions, sanctions, treaties and regulations (including changes in the regulatory environment) imposed by various countries, associated operational and logistical challenges, and impacts to the overall global energy supply; cybersecurity issues; our ability to comply with, and respond to, climate change, environmental, social and governance and other sustainability initiatives and future legislative and regulatory measures both globally and in specific geographic regions; the price and price volatility of, and demand for, oil and natural gas; the macroeconomic outlook for the oil and gas industry; our ability to generate cash flow from operations to fund our operations; our ability to effectively and timely adapt our technology portfolio, products and services to remain competitive, and to address and participate in changes to the market demands, including for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts and our incorporation of artificial intelligence tools, increases in the prices and lead times, and the lack of availability of our procured products and services, including due to macroeconomic and geopolitical conditions such as tariffs and changes in trade policies, our ability to timely collect from customers; our ability to manage our workforce and systems, including the impact of our enterprise resource planning system implementation and business enhancements; our ability to effectively execute our capital allocation framework; our ability to return capital to shareholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases; the realization of additional cost savings and operational efficiencies, including as a result of our proposed Redomestication from Ireland to Delaware; our ability to receive, in a timely manner and on satisfactory terms, required shareholder and court approval, and to satisfy the other conditions to the proposed Redomestication within the expected timeframe or at all; our ability to realize the expected benefits from the proposed Redomestication; the occurrence of difficulties in connection with the Redomestication, including any costs related thereto; the risk that the proposed Redomestication disrupts current plans and operations; any changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the proposed Redomestication; the future financial performance of Weatherford following the Redomestication; the risk that the proposed acquisition of NCS Multistage is not consummated as expected, in a timely manner or at all; and our ability to achieve the anticipated benefits of the proposed acquisition within the expected time period or at all.
These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.
*Non-GAAP - refer to the section titled Non-GAAP Financial Measures Defined and GAAP to Non-GAAP Financial Measures Reconciled

Additional Information and Where to Find It
In connection with the proposed Redomestication, Weatherford filed a definitive proxy statement with the SEC on July 13, 2026. Weatherford may also file other relevant documents with the SEC regarding the proposed Redomestication. The definitive proxy statement will be mailed to shareholders of Weatherford. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC or sent to Weatherford’s shareholders in connection with the proposed Redomestication.

INVESTORS AND SECURITY HOLDERS OF Weatherford ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT Weatherford AND THE PROPOSED REDOMESTICATION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents containing important information about Weatherford and the proposed Redomestication through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Weatherford are available free of charge on Weatherford’s website at www.weatherford.com.

Participants in the Solicitation
Weatherford and its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from Weatherford’s shareholders in connection with the proposed Redomestication. Information about the directors and executive officers of Weatherford and their ownership of Weatherford’s securities is set forth in the definitive proxy statement relating to the proposed Redomestication https://www.sec.gov/Archives/edgar/data/1603923/000119312526302022/d136463ddef14a.htm, which was filed with the SEC on July 13, 2026, including under the section “Share Ownership”. Additional information regarding Weatherford’s directors and executive officers is also included in Weatherford’s 2026 Proxy Statement, which was filed with the SEC on April 21, 2026. You may obtain free copies of these documents using the sources indicated above.

Weatherford International plc
Selected Statements of Operations (Unaudited)

	Three Months Ended			Six Months Ended
($ in Millions, Except Per Share Amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues:
DRE Revenues	$291	$321	$335	$612	$685
WCC Revenues	433	443	456	876	897
PRI Revenues	316	296	327	612	661
All Other	65	92	86	157	154
Total Revenues	1,105	1,152	1,204	2,257	2,397

Operating Income:
DRE Segment Adjusted EBITDA[1]	$58	$72	$69	$130	$143
WCC Segment Adjusted EBITDA[1]	107	110	118	217	246
PRI Segment Adjusted EBITDA[1]	70	54	63	124	125
All Other[2]	6	13	19	19	23
Corporate[2]	(18)	(16)	(15)	(34)	(30)
Depreciation and Amortization	(71)	(70)	(64)	(141)	(126)
Share-based Compensation	(11)	(12)	(9)	(23)	(16)
Gain on Sale of Business	—	—	70	—	70
Restructuring Charges	(9)	(13)	(11)	(22)	(40)
Other Charges, Net	(25)	(15)	(3)	(40)	(16)
Operating Income	107	123	237	230	379

Other Expense:
Interest Expense, Net of Interest Income of $11, $10, $14, $21, and $25	(16)	(17)	(21)	(33)	(47)
Other Expense, Net	(16)	(1)	(25)	(17)	(45)
Income Before Income Taxes	75	105	191	180	287
Income Tax (Provision) Benefit	(33)	4	(46)	(29)	(56)
Net Income	42	109	145	151	231
Net Income Attributable to Noncontrolling Interests	3	1	9	4	19
Net Income Attributable to Weatherford	$39	$108	$136	$147	$212

Basic Income Per Share	$0.55	$1.50	$1.87	$2.05	$2.91
Basic Weighted Average Shares Outstanding	71.9	71.9	72.2	71.9	72.7

Diluted Income Per Share	$0.55	$1.49	$1.87	$2.04	$2.90
Diluted Weighted Average Shares Outstanding	72.2	72.2	72.4	72.2	72.9

[1]Segment adjusted EBITDA is our primary measure of segment profitability under U.S. GAAP ASC 280 “Segment Reporting” and represents segment earnings before interest, taxes, depreciation, amortization, share-based compensation, restructuring charges and other adjustments. Research and development expenses are included in segment adjusted EBITDA.
[2]All Other includes results from non-core business activities (including integrated services and projects), and Corporate includes overhead support and centrally managed or shared facilities costs. All Other and Corporate do not individually meet the criteria for segment reporting.

Weatherford International plc
Selected Balance Sheet Data (Unaudited)

($ in Millions)	June 30, 2026	December 31, 2025
Assets:
Cash and Cash Equivalents	$1,100	$987
Restricted Cash	37	55
Accounts Receivable, Net	1,104	1,234
Inventories, Net	811	836
Property, Plant and Equipment, Net	1,131	1,124
Intangibles, Net	265	285

Liabilities:
Accounts Payable	625	650
Accrued Salaries and Benefits	241	285
Current Portion of Long-term Debt	30	30
Long-term Debt	1,450	1,455

Shareholders’ Equity:
Total Shareholders’ Equity	1,789	1,696

Weatherford International plc
Selected Cash Flows Information (Unaudited)

	Three Months Ended			Six Months Ended
($ in Millions)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash Flows From Operating Activities:
Net Income	$42	$109	$145	$151	$231
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	71	70	64	141	126
Foreign Exchange Losses (Gain)	10	(4)	17	6	30
Gain on Disposition of Assets	(7)	(6)	(3)	(13)	(4)
Gain on Sale of Business	—	—	(70)	—	(70)
Deferred Income Tax Provision (Benefit)	—	9	(5)	9	2
Share-Based Compensation	11	12	9	23	16
Changes in Accounts Receivable, Inventory, Accounts Payable, Accrued Salaries and Benefits and Income Taxes Payable	64	(26)	(33)	38	(47)
Other Changes, Net	(16)	(28)	4	(44)	(14)
Net Cash Provided By Operating Activities	175	136	128	311	270

Cash Flows From Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(42)	(54)	(54)	(96)	(131)
Proceeds from Disposition of Assets	6	3	5	9	6
Proceeds from Sale of Businesses	—	—	97	—	97
Purchases of Blue Chip Swap Securities	(11)	(3)	(83)	(14)	(83)
Proceeds from Sales of Blue Chip Swap Securities	11	3	82	14	82
Other Investing Activities	(6)	(17)	(4)	(23)	(7)
Net Cash Provided by (Used In) Investing Activities	(42)	(68)	43	(110)	(36)

Cash Flows From Financing Activities:
Repayments of Long-term Debt	(9)	(8)	(34)	(17)	(73)
Distributions to Noncontrolling Interests	(5)	—	(8)	(5)	(8)
Tax Remittance on Equity Awards	(1)	(17)	—	(18)	(20)
Share Repurchases	(16)	(10)	(34)	(26)	(87)
Dividends Paid	(20)	(20)	(18)	(40)	(36)
Other Financing Activities	2	(1)	(3)	1	(6)
Net Cash Used In Financing Activities	$(49)	$(56)	$(97)	$(105)	$(230)

Weatherford International plc
Non-GAAP Financial Measures Defined (Unaudited)

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP financial measures (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. The non-GAAP amounts shown in the following tables should not be considered as substitutes for results reported in accordance with GAAP but should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

Adjusted EBITDA* - Adjusted EBITDA* is a non-GAAP measure and represents consolidated income before interest expense, net, income taxes, depreciation and amortization expense, and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits. Management believes adjusted EBITDA* is useful to assess and understand normalized operating performance and trends. Adjusted EBITDA* should be considered in addition to, but not as a substitute for consolidated net income and should be viewed in addition to the Company's reported results prepared in accordance with GAAP.

Adjusted EBITDA margin* - Adjusted EBITDA margin* is a non-GAAP measure which is calculated by dividing consolidated adjusted EBITDA* by consolidated revenues. Management believes adjusted EBITDA margin* is useful to assess and understand normalized operating performance and trends. Adjusted EBITDA margin* should be considered in addition to, but not as a substitute for consolidated net income margin and should be viewed in addition to the Company's reported results prepared in accordance with GAAP.

Adjusted Free Cash Flow* - Adjusted Free Cash Flow* is a non-GAAP measure and represents cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Management believes adjusted free cash flow* is useful to understand our performance at generating cash and demonstrates our discipline around the use of cash. Adjusted free cash flow* should be considered in addition to, but not as a substitute for cash flows provided by operating activities and should be viewed in addition to the Company's reported results prepared in accordance with GAAP.

Net Debt* - Net Debt* is a non-GAAP measure that is calculated taking short and long-term debt less cash and cash equivalents and restricted cash. Management believes the net debt* is useful to assess the level of debt in excess of cash and cash and equivalents as we monitor our ability to repay and service our debt. Net debt* should be considered in addition to, but not as a substitute for overall debt and total cash and should be viewed in addition to the Company’s results prepared in accordance with GAAP.

Net Leverage* - Net Leverage* is a non-GAAP measure which is calculated by taking net debt* divided by adjusted EBITDA* for the trailing 12 months. Management believes the net leverage* is useful to understand our ability to repay and service our debt. Net leverage* should be considered in addition to, but not as a substitute for the individual components of above defined net debt* divided by consolidated net income attributable to Weatherford and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

*Non-GAAP - as defined above and reconciled to the GAAP measures in the section titled GAAP to Non-GAAP Financial Measures Reconciled

Weatherford International plc
GAAP to Non-GAAP Financial Measures Reconciled (Unaudited)

	Three Months Ended			Six Months Ended
($ in Millions, Except Margin in Percentages)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues	$1,105	$1,152	$1,204	$2,257	$2,397
Net Income Attributable to Weatherford	$39	$108	$136	$147	$212
Net Income Margin	3.5%	9.4%	11.3%	6.5%	8.8%
Adjusted EBITDA*	$223	$233	$254	$456	$507
Adjusted EBITDA Margin*	20.2%	20.2%	21.1%	20.2%	21.2%

Net Income Attributable to Weatherford	$39	$108	$136	$147	$212
Net Income Attributable to Noncontrolling Interests	3	1	9	4	19
Income Tax Provision (Benefit)	33	(4)	46	29	56
Interest Expense, Net of Interest Income of $11, $10, $14, $21, and $25	16	17	21	33	47
Other Expense, Net	16	1	25	17	45
Operating Income	107	123	237	230	379
Depreciation and Amortization	71	70	64	141	126
Other Charges Credits, Net[1]	25	15	3	40	16
Gain on Sale of Business	—	—	(70)	—	(70)
Restructuring Charges	9	13	11	22	40
Share-Based Compensation	11	12	9	23	16
Adjusted EBITDA*	$223	$233	$254	$456	$507

Net Cash Provided By Operating Activities	$175	$136	$128	$311	$270
Capital Expenditures for Property, Plant and Equipment	(42)	(54)	(54)	(96)	(131)
Proceeds from Disposition of Assets	6	3	5	9	6
Adjusted Free Cash Flow*	$139	$85	$79	$224	$145
[1]Other Charges, Net in the three and six months ended June 30, 2026 primarily includes redomestication and mergers and acquisitions. Other Charges, Net in the three and six months ended June 30, 2025 primarily includes fees to third-party financial institutions related to collections of certain receivables from our largest customer in Mexico and other miscellaneous charges and credits.

*Non-GAAP - as reconciled to the GAAP measures above and defined in the section titled Non-GAAP Financial Measures Defined

Weatherford International plc
GAAP to Non-GAAP Financial Measures Reconciled Continued (Unaudited)

($ in Millions)	June 30, 2026		March 31, 2026		June 30, 2025
Current Portion of Long-term Debt	$30		$31		$26
Long-term Debt	1,450		1,453		1,565
Total Debt	$1,480		$1,484		$1,591

Cash and Cash Equivalents	$1,100		$1,012		$943
Restricted Cash	37		38		60
Total Cash	$1,137		$1,050		$1,003

Components of Net Debt
Current Portion of Long-term Debt	$30		$31		$26
Long-term Debt	1,450		1,453		1,565
Less: Cash and Cash Equivalents	1,100		1,012		943
Less: Restricted Cash	37		38		60
Net Debt*	$343		$434		$588

Net Income for trailing 12 months	$366		$463		$481
Adjusted EBITDA* for trailing 12 months	$1,016		$1,047		$1,188

Net Leverage* (Net Debt*/Adjusted EBITDA*)	0.34	x	0.41	x	0.49	x

*Non-GAAP - as reconciled to the GAAP measures above and defined in the section titled Non-GAAP Financial Measures Defined